Microbot Receives Notice of Allowance for U.S. Patent Covering its TipCAT Technology Platform

Hingham, MA – December 14, 2017 – Microbot Medical Inc. (Nasdaq CM: MBOT), a medical device company specializing in the design and development of transformational micro-robotic medical technologies, today announced the U.S. Patent and Trademark Office (USPTO) has issued a Notice of Allowance covering the Company’s TipCAT technology platform. This increases the number of issued or allowed patents to 24 and an additional 12 patent applications pending worldwide, covering its ViRob™ and TipCAT™ technology platforms.

“The allowance of this patent is an integral part of our overall strategy and demonstrates our commitment to protecting our assets and expanding our IP portfolio, either organically or externally,” commented Harel Gadot, Chief Executive Officer, President, and Chairman. “Focusing on the continued development milestones of our future offering, such as the significant progress we are making with our self-cleaning shunt (SCS), combined with strengthening our global IP portfolio allow us to differentiate our unique products and create barriers of entry to future competition. I believe that the expected growth of minimally invasive surgical (MIS) procedures in general, and specifically the increasing adoption of robotic surgery, will continue to drive the need for large medical device companies to acquire and/or collaborate with robotics-focused companies. As such, I believe today’s allowance and our continued innovation are value drivers for our shareholders.”

The allowed patent application (Patent App. No. 14/746,660) is a continuation of Patent No. 9,061,118, issued on June 23, 2015, and covers Microbot’s TipCAT device having a hollow passageway running through a central region of the device’s set of inflatable chambers, the passageway being adapted to contain an element (e.g. a guidewire) threaded inside, such that when inflated, at least one of the inflatable chambers applies pressure at the passageway and grips the element threaded inside.

About Microbot Medical Inc.

Microbot, which was founded in 2010 and commenced operations in 2011, became a NASDAQ listed company on November 28, 2016. The Company specializes in transformational micro-robotic medical technologies leveraging the natural and artificial lumens within the human body. Microbot’s current platforms, ViRob and TipCAT, are comprised of two highly advanced micro-robotic technologies, from which the Company is currently developing its first two product candidates: the Self Cleaning Shunt™, or SCS™, for the treatment of hydrocephalus and Normal Pressure Hydrocephalus, or NPH; and a self-propelling, semi-disposable endoscope that is being developed initially for use in colonoscopy procedures. Further information about Microbot Medical is available at http://www.microbotmedical.com.

The ViRob technology is a revolutionary autonomous crawling micro-robot which is designed to be controlled remotely or within the body. Its miniature dimensions allow it to navigate and crawl in different spaces within the human body, including blood vessels, the digestive tract and the respiratory system. Its unique structure is designed to give it the ability to move in tight spaces and curved passages as well as the ability to remain within the human body for prolonged time. To learn more about ViRob please visit http://www.microbotmedical.com/technology/virob/.

TipCAT is a transformational self-propelled, flexible, and semi-disposable endoscope providing see & treat capabilities within tubular lumens in the human body such as the colon, blood vessels, and the urinary tract. Its locomotion mechanism is designed to navigate and crawl through natural & artificial tubular lumens, applying the minimal necessary pressure to achieve the adequate friction required for gentle, fast, and safe advancement within the human body. To learn more about TipCAT visit http://www.microbotmedical.com/technology/tipcat/.

Safe Harbor

Statements pertaining to future financial and/or operating results, future growth in research, technology, clinical development, and potential opportunities for Microbot Medical Inc. and its subsidiaries, along with other statements about the future expectations, beliefs, goals, plans, or prospects expressed by management constitute forward-looking statements. Any statements that are not historical fact (including, but not limited to statements that contain words such as “will,” “believes,” “plans,” “anticipates,” “expects” and “estimates”) should also be considered to be forward-looking statements. Forward-looking statements involve risks and uncertainties, including, without limitation, risks inherent in the development and/or commercialization of potential products, uncertainty in the results of clinical trials or regulatory approvals, need and ability to obtain future capital, and maintenance of intellectual property rights. Actual results may differ materially from the results anticipated in these forward-looking statements and as such should be evaluated together with the many uncertainties that affect the businesses of Microbot Medical Inc. particularly those mentioned in the cautionary statements found in Microbot Medical Inc.’s filings with the Securities and Exchange Commission. Microbot Medical disclaims any intent or obligation to update these forward-looking statements.

Investor Contacts:

Analysts and Institutional Investors

Michael Polyviou

EVC Group

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646-445-4800

Individual Investors

Jeremy Roe

Integra Consulting Group llc

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(925) 262-8305